UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 26, 2023

ACME UNITED CORPORATION

(Exact name of registrant as specified in its charter)

Connecticut	001-07698	06-0236700
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)
1 Waterview Drive, Shelton, Connecticut		06484
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 254-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value per share	ACU	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Set forth below are the results of the matters submitted for a vote of the shareholders at the Company’s 2023 Annual Meeting of Shareholders held on April 24, 2023.

Proposal 1 – Election of Directors

The following seven directors were elected to serve for one-year terms until the 2024 Annual Meeting of Shareholders and until their respective successors are elected and qualified.

Directors	Votes For	Votes Withheld
Walter C. Johnsen	2,569,680	13,012
Richmond Y. Holden	1,830,042	752,650
Brian S. Olschan	2,044,353	538,339
Stevenson E. Ward III	1,840,708	741,984
Susan H. Murphy	2,008,618	574,074
Rex L. Davidson	1,955,378	627,314
Brian K. Barker	2,038,934	543,758

Proposal 2 – Approval, by non-binding advisory vote, of the compensation of the named executive officers of the Company as described in the Proxy Statement.

The shareholders approved the Advisory vote to Approve Executive Compensation.

Votes For	Votes Against	Abstained	Broker Non- Votes
2,371,177	196,265	15,250	500,033

Proposal 3- Ratification of the Appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

The shareholders approved the proposal to ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

Votes For	Votes Against	Abstained
3,077,317	1,150	4,258

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACME UNITED CORPORATION

By	/s/ Walter C. Johnsen
Walter C. Johnsen
Chairman and
Chief Executive Officer

Dated: April 26, 2023

By	/s/ Paul G. Driscoll
Paul G. Driscoll
Vice President and
Chief Financial Officer

Dated: April 26, 2023